                                                           FOR IMMEDIATE RELEASE

           REVLON ANNOUNCES ITS 2006 EQUITY ISSUANCE PLANS AND RELATED
                             FINANCING TRANSACTIONS

NEW YORK, February 1, 2006 - Revlon, Inc. (NYSE: REV) today provided further details regarding its previously-announced equity issuance and reiterated its commitment to use the proceeds of $110 million of the equity issuance to reduce debt. Revlon intends to conduct, by the end of March 2006, a $110 million rights offering that would allow stockholders to purchase additional shares of Revlon
Class A common stock.

Pursuant to the rights offering, Revlon would distribute at no charge to each stockholder of record of its Class A and Class B common stock, as of the close of business on February 13, 2006, the record date set by Revlon's Board of
Directors, transferable subscription rights that would enable such stockholders to purchase shares of Class A common stock at a subscription price to be determined by a committee of Revlon's Board of Directors, composed solely of independent directors within the meaning of Section 303A.02 of the NYSE Listed
Company Manual and the Board's Guidelines for Assessing Director Independence.

Pursuant to an over-subscription privilege in the rights offering, each rights holder that exercises its basic subscription privilege in full may also subscribe for additional shares at the same subscription price per share, to the extent that other stockholders do not exercise their subscription rights in full. If an insufficient number of shares is available to fully satisfy the over-subscription privilege requests, the available shares will be sold pro-rata among subscription rights holders who exercised their over-subscription privilege, based on the number of shares each subscription rights holder subscribed for under the basic subscription privilege.

MacAndrews & Forbes, Revlon's parent company, which is wholly-owned by Ronald O.
Perelman, has agreed to purchase its pro rata share of the Class A common stock offered in the rights offering and not to exercise its over-subscription privilege. However, if any shares remain following the exercise of the basic subscription privilege and the over-subscription privilege by other rights holders, MacAndrews & Forbes will backstop the rights offering by purchasing any remaining shares of Class A common stock offered but not purchased by other stockholders.

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Revlon currently intends to conduct a further $75 million equity issuance through an underwritten public offering by June 30, 2006. MacAndrews & Forbes'
backstop obligations under the Investment Agreement will remain in effect to ensure that Revlon issues an additional $75 million of equity by June 30, 2006.
MacAndrews & Forbes also agreed to extend Revlon Consumer Products Corporation's
("RCPC") existing $87.0 million line of credit from MacAndrews & Forbes until the consummation of such further equity issuance.

The rights offering of approximately $110 million would be conducted via an existing effective shelf registration statement. The proceeds from the rights offering are expected to be used to redeem approximately $110 million principal amount of RCPC's 8 5/8% Senior Subordinated Notes in satisfaction of the requirements under RCPC's bank credit agreement.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, any securities, nor shall there be any sale of securities mentioned in this press release in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. The rights offering will be made by means of a prospectus and a related prospectus supplement.

The shares to be sold to MacAndrews & Forbes will be sold in reliance on Rule
506 under the Securities Act of 1933, as amended. The proposed issuance of shares to MacAndrews & Forbes will not be registered under the Securities Act of
1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The rights offering described in this press release is expected to be consummated in March 2006 and the further $75 million equity issuance is expected to be consummated before June 30, 2006, in each case subject to market and other customary conditions. There can be no assurances that these transactions will be consummated.

ABOUT REVLON

Revlon is a worldwide cosmetics, skin care, fragrance, and personal care products company. The Company's vision is to deliver the promise of beauty through creating and developing the most consumer preferred brands. Websites featuring current product and promotional information can be reached at
www.revlon.com, www.almay.com, www.vitalradiance.com and www.mitchumman.com.
Corporate and investor relations information can be accessed at

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www.revloninc.com. The Company's brands include REVLON(R), ALMAY(R), VITAL
RADIANCE(R), ULTIMA(R), CHARLIE(R), FLEX(R), and MITCHUM(R).

INVESTOR RELATIONS CONTACT:                          MEDIA CONTACT:
MARIA A. SCEPPAGUERCIO                               SCOTT BEHLES
(212) 527-5230                                       (212) 527-4718

                           FORWARD-LOOKING STATEMENTS
                           --------------------------

Statements in this press release which are not historical facts, including statements about plans, strategies, beliefs and expectations of Revlon, Inc.
(the "Company"), are forward-looking and subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements speak only as of the date they are made, and, except for the
Company's ongoing obligations under U.S. federal securities laws, the Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, fixture events or otherwise. Such forward-looking statements include, without limitation, the Company's expectations and estimates about future events, including Revlon's plans to conduct the proposed rights offering and to use the proceeds therefrom to redeem outstanding debt securities, and to conduct a further $75 million equity issuance. Actual results may differ materially from such forward-looking statements for a number of reasons, including those set forth in the Company's filings with the Securities and Exchange Commission, including the Company's
Annual Report on Form 10-K/A for the fiscal year ended December 31, 2004, 2005
Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the
SEC during 2005 and 2006 (which may be viewed on the SEC's website at
http://www.sec.gov or on Revlon, Inc.'s website at http://www.revloninc.com), as well as difficulties, delays, unexpected costs or the Company's inability to consummate, in whole or in part, the proposed rights offering, to redeem outstanding debt securities or the further $75 million equity issuance.
Additionally, the business and financial materials and any other statement or disclosure on, or made available through, the Company's websites shall not be considered a "free writing prospectus" under the SEC's Rule 405 of the
Securities Act of 1933, as amended, unless specifically identified as such.

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